EXHIBIT 10.11
     AMENDMENT, dated May 8, 2008, to the DURA AUTOMOTIVE SYSTEMS, INC. 2003 SUPPLEMENT EXECUTIVE RETIREMENT PLAN (the “Retirement Plan”).
     WHEREAS, on October 30, 2006 (the “Petition Date”), Dura Automotive Systems, Inc., along with certain of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of the title 11 of the United States Code (the “Chapter 11 Cases”);
     WHEREAS, the Debtors filed a plan of reorganization on March 31, 2008, in connection with the Chapter 11 Cases (as amended from time to time, the “Plan of Reorganization”), which contemplates that the Retirement Plan applicable to Lawrence A. Denton and Theresa L. Skotak (the “Executives”) will be assumed, contingent upon the Retirement Plan being amended as set forth herein;
     WHEREAS, pursuant to the Plan of Reorganization, Dura Automotive Systems, Inc., will assign its rights and obligations under the Retirement Plan to “New Dura” (as that term is defined in the Plan of Reorganization), which will become the sponsor of the Retirement Plan;
     WHEREAS, Section 8.2 of the Retirement Plan prohibits Dura from amending the Retirement Plan in a manner adverse to the Executives without their consent;
     WHEREAS, the Executives are willing to consent to the amendment of the Retirement Plan on the terms set forth herein.
     NOW, THEREFORE, pursuant to the power reserved to it in Section 8.2 of the Retirement Plan, Dura Automotive Systems, Inc., hereby amends the Retirement Plan as it applies to the Executives, as follows:
     1. Section 2.7 is hereby amended and restated in its entirety as follows:
Change of Control. A “Change of Control” shall be deemed to have occurred if at any time or from time to time while this Agreement is in effect:
(a)	Any person (other than the Company, any of its Subsidiaries, any employee benefit plan or employee stock ownership plan of the Company or any of its Subsidiaries, any person organized, appointed, or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, or Pacificor, LLC), alone or together with any of its affiliates, becomes the beneficial owner of securities representing 50% or more of the voting power of the Company’s then outstanding voting securities;

(b)	At any time during any period of 24 consecutive months, individuals who were directors at the beginning of the 24-month period no longer constitute a majority of the members of the Board of Directors of the Company, unless the election, or nomination for election by the Company’s stockholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who (i) are in the office at the time of the election or nomination and (ii) were directors at the beginning of the period; or

(c)	(i) The Company is merged or consolidated with another corporation and those persons who were stockholders of the Company immediately before the merger or consolidation receive or retain less than 50% of the stock of the surviving or continuing corporation, (ii) there occurs a sale, transfer, or other disposition of all or substantially all of the assets of the Company or (iii) the Company is dissolved.
Notwithstanding anything to the contrary contained herein, none of the following shall constitute a Change of Control: (i) any event occurring between the Petition Date and the “Effective Date” (as that term is defined in the Plan of Reorganization), (ii) the consummation of the Plan of Reorganization or (iii) the conversion of “Convertible Preferred Stock” (as that term is defined in the Plan of Reorganization) issued pursuant to the Plan of Reorganization in accordance with the terms thereof.
     2. This amendment shall be effective upon the assumption of the Retirement Plan by the Debtors and shall become null and void if the Debtors do not assume the Retirement Plan.
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     IN WITNESS WHEREOF, Dura Automotive Systems, Inc., hereby adopts this amendment as of the date first written above.

DURA AUTOMOTIVE SYSTEMS, INC.

By:

Its:

Acknowledged and Agreed to by
the Executives, Subject to the Assumption
By Dura of the Retirement Plan as it applies to the Executives:

/s/LAWRENCE DENTON Lawrence A. Denton

/s/THERESA SKOTAK Theresa L. Skotak